EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-190498, 333-127450, 333-116151, 333-148114, 333-157633, 333-165105, 333-172370, 333-207251,333-219840 and 333-226533) and Form S-3 (No. 333-217688) of Alnylam Pharmaceuticals, Inc. of our report dated February 14, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 14, 2019